Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	John M. McCaffery
Executive Vice President
Chief Financial Officer
(631) 537-1001, ext. 7290

BRIDGE BANCORP,  INC. REPORTS FIRST QUARTER 2019 RESULTS

(Bridgehampton, NY – April  23, 2019)  Bridge Bancorp, Inc. (NASDAQ: BDGE), (the “Company”), the parent company of BNB Bank (“BNB”), today announced first quarter results for 2019.

The Company's first quarter 2019 financial results included:

•	Net income for the 2019 first quarter of $12.9 million, or $0.65 per diluted share, compared to $12.1 million, or $0.61 per diluted share for the 2018 first quarter.
•	Net interest income for the 2019 first quarter increased $0.2 million over the 2018 fourth quarter to $34.3 million, with a tax-equivalent net interest margin of 3.29%.
•	Adjusted net interest margin (excluding purchase accounting) increased from 3.21% in the 2018 fourth quarter to 3.24% in the 2019 first quarter.
•	Total assets of $4.7 billion at March 31, 2019, 4% higher than March 31, 2018.
•	Loan growth of $189 million, or 6%, compared to March 31, 2018, and $115 million, or 14% annualized, from December 31, 2018.
•	Non-public, non-brokered deposit growth of $404 million, or 16%, compared to March 31, 2018.
•

Non-performing assets of $3.2 million at March 31, 2019, $3.0 million lower than March 31, 2018 and $0.3 million higher than December 31, 2018. Loan loss reserve coverage to total loans of 0.94% at March 31, 2019.

•	All capital ratios remain strong. Declared a dividend of $0.23 during the quarter.

Commenting on the first quarter results, Kevin O’Connor, President and CEO said,  “We opened the year with another successful quarter:  record revenue, strong loan growth, and an expanding margin.  Our community banking model, built on relationships and our core businesses, continues to deliver consistent results- even in this challenging interest rate environment.”

Net Earnings and Returns

Net income in the 2019 first quarter was $12.9 million, or $0.65 per diluted share, an increase of $0.8 million compared to the 2018 first quarter, driven primarily by a rise in non-interest income and lower provision for loan losses, partially offset by a decline in net interest income.

Returns  on average assets and equity in the 2019 first quarter were 1.13% and 11.41%, respectively.  Return on average tangible common equity was 15.01% for the 2019  first quarter.

Net Interest Income

Interest income was $44.5 million in the 2019 first quarter, an increase of $1.0 million compared to the 2018 fourth quarter,  driven primarily by loan portfolio growth and higher loan and investment portfolio yields. Interest expense was $10.2 million in the 2019 first quarter, an increase of $0.8 million compared to the 2018 fourth quarter,  primarily due to deposit growth and an increase in average cost of interest-bearing liabilities.

The impact of purchase accounting on the net interest margin continues to decrease.  The tax-equivalent net interest margin for the 2019  first quarter showed a year-over-year decline of 13 basis points to 3.29% in 2019 from 3.42% in 2018. However, the adjusted net interest margin, excluding purchase accounting, is up 2 basis points to 3.24% from 3.22% in 2018.  The decreased impact of purchase accounting can also be observed regarding loan yields.  Reported 2019  first quarter loan yields showed a year-over-year increase of 4 basis points from 4.62% in 2018 to 4.66% in 2019, while yields excluding purchase accounting increased 25 basis points to 4.61% in 2019 from 4.36% in 2018.

	Three Months Ended			Change Compared To
	March 31,	December 31,	March 31,	December 31,		March 31,
	2019	2018	2018	2018		2018
Average yield on loans, tax-equivalent basis - as reported	4.66%	4.56%	4.62%	10	bp	4	bp
Adjusted average yield on loans (non-GAAP)	4.61	4.50	4.36	11		25

Net interest margin - as reported (1)	3.27%	3.25%	3.40%	2	bp	(13)	bp
Net interest margin, tax-equivalent basis (2)	3.29	3.26	3.42	3		(13)
Adjusted net interest margin (non-GAAP) (3)	3.24	3.21	3.22	3		2

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

“BNB’s focus on providing banking services to businesses in our footprint results in significant levels of floating rate loans and non-interest-bearing demand deposit balances. Both factors sustain and grow our net interest margin,” stated Mr. O’Connor.

Provision for Loan Losses

The provision for loan losses was $0.6 million for the 2019 first quarter, $0.2 million lower than the 2018 first quarter.  Contributing to the lower provision was continued improved overall credit metrics throughout 2018, partially offset by an increase in net charge-offs in the 2019 first quarter compared to the same period in 2018. The Company recognized net charge-offs of $0.2 million in the 2019 first quarter, compared to recoveries of $0.3 million in the 2018 first quarter.

Non-Interest Income

Non-interest income was  $5.2 million for the 2019 first quarter,  $1.1 million higher than the 2018 first quarter, primarily attributable to higher loan swap fee income reported in other operating income and higher service charges and other fees, partially offset by lower title fee income and gain on sale of Small Business Administration (“SBA”) loans.

Non-Interest Expense

Non-interest expense for the 2019 first quarter of $22.6 million was flat compared to the 2018 first quarter.  Growth in salaries and benefits expense, and occupancy and equipment costs were offset by lower professional services and other operating expenses.

Income Tax Expense

Income tax expense was $3.4 million in the 2019 first quarter, an increase of $0.2 million compared to the 2018 first quarter. The Company estimates it will record income tax at an effective tax rate of approximately 22% for the remainder of 2019.

Balance Sheet

Total assets were $4.7 billion at March 31, 2019,  $25.5 million lower than December 31,  2018, and $174.6 million higher than March 31, 2018. Total  loans at March 31, 2019 of $3.4 billion reflect growth of $189.2 million,  or 6%,  over March 31,  2018.  Deposits totaled $3.7 billion at March 31, 2019, an increase of $294.2 million,  or 9%,  over March 31,  2018.  Demand deposits increased $89.9 million year-over-year to $1.3 billion at March 31, 2019, representing 35% of total deposits.

The allowance for loan losses was $31.8 million at March 31, 2019, $1.0 million lower than March 31, 2018. The allowance as a percentage of loans was 0.94% at March 31, 2019, compared to 1.02% at March 31, 2018.  The March 31, 2018 allowance for loan losses included a $1.7 million specific reserve for a fully reserved impaired loan which was charged-off in the 2018 second quarter.

Stockholders’ equity was $465.0 million at March 31, 2019, $31.7 million higher than March 31, 2018. The growth reflects earnings, partially offset by shareholders’ dividends. Book value per share was $23.43 at March 31, 2019, $1.52 higher than March 31, 2018. Tangible book value per share was $17.88 at March 31, 2019, $1.58 higher than March 31, 2018.

				Change Compared To
	March 31,	December 31,	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018	2018	2018
Total assets	$4,675,209	$4,700,744	$4,500,624	$(25,535)	$174,585
Total stockholders' equity	465,003	453,830	433,323	11,173	31,680

Loans held for investment
Investor commercial real estate ("CRE")	$859,797	$863,158	$856,797	$(3,361)	$3,000
Multi-family ("MF")	624,114	585,827	601,747	38,287	22,367
Construction and land ("C&L")	147,116	123,393	104,496	23,723	42,620
Total investor CRE, MF, and C&L	1,631,027	1,572,378	1,563,040	58,649	67,987

Commercial and industrial ("C&I")	671,897	645,724	638,711	26,173	33,186
Owner-occupied CRE	542,836	510,398	483,195	32,438	59,641
Total C&I and owner-occupied CRE	1,214,733	1,156,122	1,121,906	58,611	92,827

Residential real estate	515,173	519,763	493,153	(4,590)	22,020
Installment and consumer	22,781	20,509	19,078	2,272	3,703
Net deferred loan costs and fees	7,390	7,039	4,720	351	2,670
Total loans held for investment	$3,391,104	$3,275,811	$3,201,897	$115,293	$189,207

Deposits
Total IPC deposits	$2,974,282	$2,965,007	$2,570,079	$9,275	$404,203
Total public and brokered deposits	751,182	921,386	861,166	(170,204)	(109,984)
Total deposits	$3,725,464	$3,886,393	$3,431,245	$(160,929)	$294,219

“Our balance sheet management strategies over the past year and quarter exemplify our commitment to our Community Banking franchise.  We have channeled our efforts in supporting local businesses by providing capital through C&I loans and financing their facilities through owner-occupied CRE loans, growing this business at an annual rate of 26% this quarter.  The expansion of these loan types has outpaced investor CRE loans.  Additionally, we have decreased our reliance on wholesale brokered deposits, using the strong deposit growth in the fourth quarter 2018 to fund growth in this quarter,” Mr. O’Connor said.

Asset Quality

Asset quality measures improved, as non-performing assets were $3.2 million, or 0.07%  of total assets, at March 31, 2019, compared to $6.3 million, or 0.14% of total assets, at March 31, 2018. Non-performing assets at March 31, 2019 and 2018 included  $175 thousand of other real estate owned. Non-performing loans were $3.1 million, or 0.09% of total loans at March 31, 2019,  compared to $6.1 million,  or 0.19% of total loans at March 31,  2018.  Loans 30 to 89 days past due increased $13.4 million to $17.9 million at March 31, 2019, compared to $4.5 million at March 31, 2018.  The increase in these past due loans is primarily due to one CRE relationship which has more than sufficient collateral protection. Loans past due 90 days and accruing at March 31, 2019 and 2018 were comprised of acquired loans of $0.3 million and $2.7 million, respectively.

Conference Call

The Company will host a conference call on Wednesday, April  24, 2019 at 10:00 AM (ET). Investors who would like to join the conference call are encouraged to pre-register using the following link: http://dpregister.com/10130336. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. Telephonic replay will be available through the Company’s website approximately one hour after the conclusion of the call through Wednesday,  May 8, 2019.

Call and replay information are as follows:

Call Date: Wednesday, April 24, 2019
Call Time: 10:00 AM (ET)
Domestic Call Dial In:  1-888-317-6016
International Call Dial In:  1-412-317-6016

Replay Domestic Dial In:  1-877-344-7529
Replay International Dial In:  1-412-317-0088
Access Code: 10130336

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, BNB  Bank, formerly known as The Bridgehampton National Bank. Established in 1910, BNB, with assets of approximately $4.7 billion, operates 39 branch locations serving Long Island and the greater New York metropolitan area. In addition, BNB operates one loan production office in Manhattan. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc., a wholly owned subsidiary of BNB, offers financial planning and investment consultation.  For more information visit www.bnbbank.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).  Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company.  Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements.  Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the  consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies.  The Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic  conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of BNB’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements as a result of the Dodd-Frank Act; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission.   The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands)

	March 31,	December 31,	March 31,
	2019	2018	2018
Assets
Cash and due from banks	$68,773	$142,145	$50,588
Interest-earning deposits with banks	31,684	153,223	48,424
Total cash and cash equivalents	100,457	295,368	99,012
Securities available for sale, at fair value	707,451	680,886	726,056
Securities held to maturity	149,512	160,163	176,089
Total securities	856,963	841,049	902,145
Securities, restricted	28,068	24,028	36,195
Loans held for investment	3,391,104	3,275,811	3,201,897
Allowance for loan losses	(31,784)	(31,418)	(32,812)
Loans held for investment, net	3,359,320	3,244,393	3,169,085
Premises and equipment, net	34,478	35,008	33,892
Operating lease right-of-use assets (1)	37,621	—	—
Goodwill and other intangible assets	110,100	110,324	110,953
Other real estate owned	175	175	175
Accrued interest receivable and other assets	148,027	150,399	149,167
Total assets	$4,675,209	$4,700,744	$4,500,624

Liabilities and stockholders' equity
Demand deposits	$1,258,544	$1,275,664	$1,164,501
Savings and negotiable order of withdrawal ("NOW") deposits	513,971	496,881	433,757
Money market deposit accounts ("MMDA")	993,920	975,531	803,267
Certificates of deposit of less than $100,000	61,240	61,827	58,631
Certificates of deposit of $100,000 or more	146,607	155,104	109,923
Total individual, partnership and corporate ("IPC") deposits	2,974,282	2,965,007	2,570,079
Brokered deposits	166,696	255,408	280,289
Public funds - demand deposits	55,403	172,941	59,542
Public funds - other deposits	529,083	493,037	521,335
Total public and brokered deposits	751,182	921,386	861,166
Total deposits	3,725,464	3,886,393	3,431,245
Federal funds purchased and repurchase agreements	721	539	872
Federal Home Loan Bank ("FHLB") advances	330,217	240,433	520,092
Subordinated debentures, net	78,815	78,781	78,676
Operating lease liabilities (1)	40,454	—	—
Other liabilities and accrued expenses	34,535	40,768	36,416
Total liabilities	4,210,206	4,246,914	4,067,301
Total stockholders' equity	465,003	453,830	433,323
Total liabilities and stockholders' equity	$4,675,209	$4,700,744	$4,500,624

(1)	The Company adopted ASU 2016-02, Leases (Topic 842) using the transition approach at the beginning of the period of adoption on January 1, 2019 and did not restate comparative prior periods.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Interest income	$44,515	$43,480	$41,364
Interest expense	10,192	9,382	6,825
Net interest income	34,323	34,098	34,539
Provision for loan losses	600	400	800
Net interest income after provision for loan losses	33,723	33,698	33,739

Non-interest income:
Service charges and other fees	2,428	2,579	2,163
Title fee income	306	458	505
Gain on sale of SBA loans	217	492	371
BOLI income	553	561	546
Other operating income	1,714	1,025	528
Total non-interest income	5,218	5,115	4,113

Non-interest expense:
Salaries and employee benefits	13,280	12,457	12,812
Occupancy and equipment	3,531	3,472	3,243
Net fraud recovery	—	(600)	—
Office relocation costs	—	750	—
Amortization of other intangible assets	213	214	246
Other operating expenses	5,575	5,778	6,297
Total non-interest expense	22,599	22,071	22,598

Income before income taxes	16,342	16,742	15,254
Income tax expense	3,415	2,878	3,181
Net income	$12,927	$13,864	$12,073
Basic earnings per share	$0.65	$0.70	$0.61
Diluted earnings per share	$0.65	$0.70	$0.61
Weighted average common and equivalent shares	19,526	19,492	19,437

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Consolidated Financial Highlights (unaudited)

(In thousands, except per share amounts and financial ratios)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Selected Financial Data:
Return on average total assets	1.13%	1.22%	1.09%
Adjusted return on average total assets (1)	1.13	1.23	1.09
Return on average stockholders' equity	11.41	12.32	10.86
Adjusted return on average stockholders' equity (1)	11.41	12.43	10.86
Return on average tangible common equity (1) (2)	15.01	16.38	14.41
Adjusted return on average tangible common equity (1) (2)	15.21	16.72	14.65
Net interest margin, tax-equivalent basis	3.29	3.26	3.42
Adjusted net interest margin (1)	3.24	3.21	3.22
Efficiency ratio	57.15	56.28	58.47
Adjusted efficiency ratio (1)	56.43	55.16	57.58
Operating expense/average assets	1.97	1.94	2.05
Adjusted operating expense/average assets (1)	1.95	1.90	2.03

(1)	See reconciliation of this non-GAAP financial measure provided elsewhere herein.
(2)	Average tangible common equity represents a non-GAAP financial measure calculated as average total stockholders' equity less average goodwill and intangible assets.

	March 31,	December 31,	March 31,
	2019	2018	2018
Selected Financial Data:
Book value per share	$23.43	$22.93	$21.91
Tangible book value per share (1)	$17.88	$17.36	$16.30
Common shares outstanding	19,848	19,791	19,780

Capital Ratios:
Total capital to risk-weighted assets	13.3%	13.6%	13.3%
Tier 1 capital to risk-weighted assets	10.2	10.4	10.0
Common equity Tier 1 capital to risk-weighted assets	10.2	10.4	10.0
Tier 1 capital to average assets	8.1	8.1	7.9
Tangible common equity to tangible assets (1) (2)	7.8	7.5	7.3
Tier 1 capital to average assets (Bank)	9.8	9.9	9.5

Asset Quality:
Loans 30-89 days past due	$17,937	$4,400	$4,506
Loans 90 days past due and accruing (3)	$318	$308	$2,665
Non-performing loans	$3,071	$2,808	$6,071
Other real estate owned	175	175	175
Non-performing assets	$3,246	$2,983	$6,246
Non-performing loans/total loans	0.09%	0.09%	0.19%
Non-performing assets/total assets	0.07	0.06	0.14
Allowance/non-performing loans	1034.97	1118.87	540.47
Allowance/total loans	0.94	0.96	1.02

(1)	Tangible common equity represents a non-GAAP financial measure calculated as total stockholders' equity less goodwill and intangible assets.
(2)	Tangible assets represent a non-GAAP financial measure calculated as total assets less goodwill and intangible assets.
(3)	Represents loans acquired in connection with the Community National Bank and FNBNY Bancorp, Inc. acquisitions.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance Sheets and Average Rate Data (unaudited)

(Dollars in thousands)

	Three Months Ended March 31,			Three Months Ended December 31,			Three Months Ended March 31,
	2019			2018			2018
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Interest-earning assets:
Loans, net (including loan fee income) (1)	$3,275,828	$37,659	4.66%	$3,206,033	$36,848	4.56%	$3,127,900	$35,660	4.62%
Securities (1)	885,834	6,442	2.95	882,886	6,328	2.84	969,292	5,780	2.42
Deposits with banks	91,682	544	2.41	74,348	443	2.36	23,108	90	1.58
Total interest-earning assets (1)	4,253,344	44,645	4.26	4,163,267	43,619	4.16	4,120,300	41,530	4.09
Non-interest-earning assets:
Other assets	392,283			359,740			354,893
Total assets	$4,645,627			$4,523,007			$4,475,193

Interest-bearing liabilities:
Savings	$398,499	$905	0.92%	$375,792	$656	0.69%	$291,488	$78	0.11%
NOW	105,996	41	0.16	113,116	40	0.14	136,288	26	0.08
MMDA	983,942	3,586	1.48	906,565	2,950	1.29	770,073	1,401	0.74
Savings, NOW and MMDA	1,488,437	4,532	1.23	1,395,473	3,646	1.04	1,197,849	1,505	0.51
Certificates of deposit of less than $100,000	61,317	261	1.73	61,803	250	1.60	58,792	161	1.11
Certificates of deposit of $100,000 or more	150,102	732	1.98	156,806	739	1.87	109,094	332	1.23
Total IPC deposits	1,699,856	5,525	1.32	1,614,082	4,635	1.14	1,365,735	1,998	0.59
Brokered deposits	209,409	1,210	2.34	263,580	1,528	2.30	201,872	785	1.58
Public funds	534,568	1,179	0.89	433,845	787	0.72	497,438	443	0.36
Total public and brokered deposits	743,977	2,389	1.30	697,425	2,315	1.32	699,310	1,228	0.71
Total deposits	2,443,833	7,914	1.31	2,311,507	6,950	1.19	2,065,045	3,226	0.63
Federal funds purchased and repurchase agreements	7,691	45	2.37	3,180	15	1.87	151,647	606	1.62
FHLB advances	243,290	1,098	1.83	265,235	1,282	1.92	428,247	1,858	1.76
Subordinated debentures	78,793	1,135	5.84	78,758	1,135	5.72	78,653	1,135	5.85
Total borrowings	329,774	2,278	2.80	347,173	2,432	2.78	658,547	3,599	2.22
Total interest-bearing liabilities	2,773,607	10,192	1.49	2,658,680	9,382	1.40	2,723,592	6,825	1.02
Non-interest-bearing liabilities:
Demand deposits	1,333,498			1,370,428			1,262,989
Other liabilities	79,083			47,547			37,838
Total liabilities	4,186,188			4,076,655			4,024,419
Stockholders' equity	459,439			446,352			450,774
Total liabilities and stockholders' equity	$4,645,627			$4,523,007			$4,475,193

Net interest rate spread			2.77%			2.76%			3.07%
Net interest-earning assets	$1,479,737			$1,504,587			$1,396,708
Net interest margin - tax-equivalent		34,453	3.29%		34,237	3.26%		34,705	3.42%
Less: Tax-equivalent adjustment		(130)	(0.02)		(139)	(0.01)		(166)	(0.02)
Net interest income		$34,323			$34,098			$34,539
Net interest margin			3.27%			3.25%			3.40%

(1) Presented on a tax-equivalent basis.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

Reconciliation of as reported (GAAP) and non-GAAP financial measures

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude a  net fraud recovery and office relocation costs during the fourth quarter of 2018.

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Return on average total assets - as reported	1.13%	1.22%	1.09%
Net fraud recovery	—	(0.05)	—
Office relocation costs	—	0.07	—
Income tax effect of adjustments above	—	(0.01)	—
Adjusted return on average total assets (non-GAAP)	1.13	1.23	1.09

Return on average stockholders' equity - as reported	11.41%	12.32%	10.86%
Net fraud recovery	—	(0.53)	—
Office relocation costs	—	0.67	—
Income tax effect of adjustments above	—	(0.03)	—
Adjusted return on average stockholders' equity (non-GAAP)	11.41	12.43	10.86

Return on average tangible common equity - as reported	15.01%	16.38%	14.41%
Net fraud recovery	—	(0.71)	—
Office relocation costs	—	0.89	—
Amortization of other intangible assets	0.25	0.25	0.29
Income tax effect of adjustments above	(0.05)	(0.09)	(0.05)
Adjusted return on average tangible common equity (non-GAAP)	15.21	16.72	14.65

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of net income and diluted earnings per share (as reported) to adjusted net income and adjusted diluted earnings per share excluding a  net fraud recovery and office relocation costs:

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018
Net income - as reported	$12,927	$13,864	$12,073
Adjustments:
Net fraud recovery	—	(600)	—
Office relocation costs	—	750	—
Income tax effect of adjustments above	—	(32)	—
Adjusted net income (non-GAAP)	$12,927	$13,982	$12,073

Diluted earnings per share - as reported	$0.65	$0.70	$0.61
Adjustments:
Net fraud recovery	—	(0.03)	—
Office relocation costs	—	0.04	—
Income tax effect of adjustments above	—	(0.01)	—
Adjusted diluted earnings per share (non-GAAP)	$0.65	$0.70	$0.61

The following table presents a reconciliation of efficiency ratio (as reported) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2019	2018	2018
Efficiency ratio - as reported	57.15%	56.28%	58.47%
Non-interest expense - as reported	$22,599	$22,071	$22,598
Less: Net fraud recovery	—	600	—
Less: Office relocation costs	—	(750)	—
Less: Amortization of intangible assets	(213)	(214)	(246)
Adjusted non-interest expense (non-GAAP)	$22,386	$21,707	$22,352
Net interest income - as reported	$34,323	$34,098	$34,539
Tax-equivalent adjustment	130	139	166
Net interest income, tax-equivalent basis	$34,453	$34,237	$34,705
Non-interest income - as reported	$5,218	$5,115	$4,113
Less: Net securities losses/(gains)	—	—	—
Adjusted non-interest income (non-GAAP)	$5,218	$5,115	$4,113
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$39,671	$39,352	$38,818
Adjusted efficiency ratio (non-GAAP) (1)	56.43%	55.16%	57.58%

(1)	Adjusted efficiency ratio is calculated by dividing adjusted non-interest expense by the sum of net interest income on a tax-equivalent basis and adjusted non-interest income.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Operating expense as a % of average assets - as reported	1.97%	1.94%	2.05%
Net fraud recovery	—	0.05	—
Office relocation costs	—	(0.07)	—
Amortization of other intangible assets	(0.02)	(0.02)	(0.02)
Adjusted operating expense as a % of average assets (non-GAAP)	1.95	1.90	2.03

The following table reconciles net interest margin (as reported) to adjusted net interest margin on a tax-equivalent basis, excluding accretion income and average purchase accounting adjustments on acquired loans (non-GAAP):

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Net interest income - as reported	$34,323	$34,098	$34,539
Tax-equivalent adjustment	130	139	166
Net interest income, tax-equivalent basis	$34,453	$34,237	$34,705
Adjustment:
Less: Accretion income on acquired loans	(385)	(463)	(1,959)
Adjusted net interest income, tax-equivalent basis (non-GAAP)	$34,068	$33,774	$32,746

Average interest-earning assets - as reported	$4,253,344	$4,163,267	$4,120,300
Adjustment:
Average purchase accounting adjustments on acquired loans	4,941	5,379	9,131
Adjusted average interest-earning assets (non-GAAP)	$4,258,285	$4,168,646	$4,129,431

Average yield on loans, tax-equivalent basis - as reported	4.66%	4.56%	4.62%
Adjustment:
Purchase accounting adjustments on acquired loans	(0.05)	(0.06)	(0.26)
Adjusted average yield on loans (non-GAAP)	4.61	4.50	4.36

Net interest margin - as reported (1)	3.27%	3.25%	3.40%
Tax-equivalent adjustment	0.02	0.01	0.02
Net interest margin, tax-equivalent basis (2)	3.29	3.26	3.42
Adjustment:
Purchase accounting adjustments on acquired loans	(0.05)	(0.05)	(0.20)
Adjusted net interest margin (non-GAAP) (3)	3.24	3.21	3.22

(1)	Net interest margin represents net interest income divided by average interest-earning assets.
(2)	Net interest margin, tax-equivalent basis represents net interest income on a tax-equivalent basis divided by average interest-earning assets.
(3)	Adjusted net interest margin represents adjusted net interest income on a tax-equivalent basis divided by adjusted average interest-earning assets.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures (unaudited)

The following table presents the tangible common equity to tangible assets calculation (non-GAAP):

	March 31,	December 31,	March 31,
(Dollars in thousands)	2019	2018	2018
Total assets - as reported	$4,675,209	$4,700,744	$4,500,624
Less: Goodwill and other intangible assets - as reported	(110,100)	(110,324)	(110,953)
Tangible assets (non-GAAP)	$4,565,109	$4,590,420	$4,389,671

Total stockholders' equity - as reported	$465,003	$453,830	$433,323
Less: Goodwill and other intangible assets - as reported	(110,100)	(110,324)	(110,953)
Tangible common equity (non-GAAP)	$354,903	$343,506	$322,370

Tangible common equity to tangible assets (non-GAAP) (1)	7.8%	7.5%	7.3%

(1)	Calculated by dividing tangible common equity by tangible assets.